Exhibit 99.1

Wilhelmina International, Inc. Reports Revenue for First Quarter 2017

First Quarter Financial Highlights

  Revenues for the first quarter ended March 31, 2017 were $19.2 million, a decrease of 10.6% from the same period prior year.
  Operating income was $101 thousand, an increase of 3.1% for the first quarter ended in March 31, 2017 compared to the same period of the prior year.
  Net income increased to $9 thousand for the first quarter ended March 31, 2017 compared to a net loss of $124 thousand in the same period of the prior year.
  EBITDA increased 58.0% to $267 thousand for the first quarter ended March 31, 2017 compared to $169 thousand in the same period of the prior year.
  Pre-Corporate EBITDA decreased by 33.2% to $0.8 million for the first quarter ended March 31, 2017 as compared to $1.2 million in the same period in prior year.

(in thousands)	Q1 17 YTD	Q1 16 YTD	YOY Growth
Total Revenues	$19,151	$21,417	(10.6%)
Operating Income	101	98	3.1%
Income Before Provision for Taxes	21	65	(67.7%)
Net Income (Loss)	9	(124)	*
EBITDA**	267	169	58.0%
Adjusted EBITDA**	442	887	(50.2%)
Pre-Corporate EBITDA**	788	1,180	(33.2%)
*Not meaningful. **Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

DALLAS, May 12, 2017 (GLOBE NEWSWIRE) -- Wilhelmina International, Inc. (Nasdaq:WHLM) ("Wilhelmina" or the "Company") today reported revenues for the first quarter of 2017 ended March 31, 2017 of $19.2 million compared to $21.4 million for the first quarter of 2016. (See Quarterly Financial Highlights table). The decrease in revenues was primarily due to a decrease in core modeling business that was partially offset by an increase in London and Chicago. Adjusted EBITDA and Pre-Corporate EBITDA decreased primarily as a result of lower revenue net of model costs in the first quarter of 2017 compared to the prior year.

Mark Schwarz, Executive Chairman of Wilhelmina, said, “Our customers with retail driven revenues are facing dramatic pressures which appear to be adversely impacting our revenues.  Despite improved cost disciplines and lower legal expenses, we did not meet our expectations for this quarter’s financial results.”

William Wackermann, Chief Executive Officer of Wilhelmina, said, “I am proud that Wilhelmina returned to profitability in the first quarter of 2017 despite the challenges that our clients in the retail and fashion landscape are experiencing.  As we celebrate Wilhelmina’s 50th Anniversary year, we are working hard to best serve our talent and clients every day.”

Financial Results

Net income was $9 thousand for the three months ended March 31, 2017 or $0.00 per fully diluted share, compared to net loss of $0.1 million, or loss of $0.02 per fully diluted share, for the three months ended March 31, 2016.

Pre-Corporate EBITDA was $0.8 million and $1.2 million for the three months ended both March 31, 2017 and 2016, respectively

The following table reconciles reported net income under generally accepted accounting principles to EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three months ended March 31, 2017 and 2016.

(in thousands)	Three months ended March 31,
	2017	2016
Net income (Loss)	$9	$(124)
Interest expense	29	-
Income tax expense	12	189
Amortization and depreciation	217	104
EBITDA	$267	$169
Foreign exchange (gain) loss	22	(4)
Loss from unconsolidated affiliate	29	37
Share-based payment expense	124	77
Certain non-recurring items	-	608
Adjusted EBITDA	$442	$887
Corporate overhead	346	293
Pre-Corporate EBITDA	$788	$1,180

Changes in net income, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three months ended March 31, 2017, when compared to the three months ended March 31, 2016, were primarily the result of the following:

  Revenues net of model costs decreased by 10.6% primarily due to a decrease in core model bookings during the first three months of 2017;

  Salaries and service costs decreased by 13.2% for the three months ended in March 31, 2017 primarily due to severance paid to the Company’s former Chief Executive Officer and another employee in 2016 and more effective management of travel and entertainment expenses;

  Office and general expenses decreased by 29.1% for the first three months of 2017, primarily due to $165 thousand related to the recruiting of the Company’s Chief Executive Officer and $160 thousand of non-income tax expenses that were incurred during the three months ended March 31, 2016;

  Amortization and depreciation expense increased by 108.7% for the three months ended March 31, 2017, primarily due to the Company’s accounting and reporting software being put in service during the fourth quarter of 2016; and

  Corporate overhead expenses increased 18.1% for the three months ended March 31, 2017, primarily due to increased legal services and travel costs.
WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In thousands, except share data)

	(Unaudited)
	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$3,897	$5,688
Accounts receivable, net of allowance for doubtful accounts of $1,796 and $1,646, respectively	18,485	16,947
Prepaid expenses and other current assets	347	847
Total current assets	22,729	23,482

Property and equipment, net of accumulated depreciation of $1,721 and $1,525, respectively	3,264	3,206

Trademarks and trade names with indefinite lives	8,467	8,467
Other intangibles with finite lives, net of accumulated amortization of $8,548 and $8,527 respectively	189	210
Goodwill	13,192	13,192
Other assets	125	164

TOTAL ASSETS	$47,966	$48,721

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,702	$4,781
Due to models	14,630	14,217
Contingent consideration to seller - current	-	97
Term loan - current	507	502
Total current liabilities	18,839	19,597

Long term liabilities:
Deferred income tax liability	1,521	1,567
Term loan - non-current	2,018	2,147
Total long-term liabilities	3,539	3,714

Total liabilities	22,378	23,311

Shareholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; none issued	-	-
Common stock, $0.01 par value, 12,500,000 shares authorized; 6,472,038 shares issued at
March 31, 2017 and December 31, 2016	65	65
Treasury stock, 1,090,370 at March 31, 2017 and December 31, 2016, at cost	(4,893)	(4,893)
Additional paid-in capital	87,460	87,336
Accumulated deficit	(57,039)	(57,048)
Accumulated other comprehensive loss	(5)	(50)
Total shareholders’ equity	25,588	25,410

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$47,966	$48,721

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Three Months Ended March 31, 2017 and 2016
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues:
Service revenues	$19,123	$21,390
License fees and other income	28	27
Total revenues	19,151	21,417

Model costs	13,699	15,109

Revenues net of model costs	5,452	6,308

Operating expenses:
Salaries and service costs	3,636	4,189
Office and general expenses	1,152	1,624
Amortization and depreciation	217	104
Corporate overhead	346	293
Total operating expenses	5,351	6,210
Operating income	101	98

Other income (expense):
Foreign exchange gain (loss)	(22)	4
Interest expense	(29)	-
Loss from unconsolidated affiliate	(29)	(37)
Total other expense	(80)	(33)

Income before provision for income taxes	21	65

Provision for income taxes: (expense) benefit:
Current	(60)	(13)
Deferred	48	(176)
Income tax expense	(12)	(189)

Net income (loss)	$9	$(124)

Other comprehensive income:
Foreign currency translation income	45	(15)
Total comprehensive income (loss)	$54	$(139)

Basic income (loss) per common share	$0.00	$(0.02)
Diluted income (loss) per common share	$0.00	$(0.02)

Weighted average common shares outstanding-basic	5,382	5,844
Weighted average common shares outstanding-diluted	5,399	5,844

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
For the Three Months Ended March 31, 2017 and 2016
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income (loss):	$9	$(124)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization and depreciation	217	104
Share based payment expense	124	77
Deferred income taxes	(46)	176
Bad debt expense	38	-
Changes in operating assets and liabilities:
Accounts receivable	(1,576)	(2,548)
Prepaid expenses and other current assets	500	(226)
Other assets	39	106
Due to models	413	1,111
Accounts payable and accrued liabilities	(1,079)	70
Contingent liability to seller	(97)	-
Net cash used by operating activities	(1,458)	(1,254)

Cash flows from investing activities:
Purchases of property and equipment	(254)	(364)
Net cash used in investing activities	(254)	(364)

Cash flows from financing activities:
Purchases of treasury stock	-	(45)
Repayment of term loan	(124)	-
Net cash used in financing activities	(124)	(45)

Foreign currency effect on cash flows:	45	(15)

Net change in cash and cash equivalents:	(1,791)	(1,678)
Cash and cash equivalents, beginning of period	5,688	4,556
Cash and cash equivalents, end of period	$3,897	$2,878

Supplemental disclosures of cash flow information:
Cash paid for interest	$29	$-
Cash refund of income taxes	$69	$-

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). The Company considers EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to be important measures of performance because they:

  are key operating metrics of the Company's business;
  are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
  provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry. The Company calculates EBITDA as net income plus interest expense, income tax expense, and depreciation and amortization expense.  The Company calculates “Adjusted EBITDA” as EBITDA plus foreign exchange gain/loss plus gain/loss from unconsolidated affiliate plus share-based payment expense and certain significant non-recurring items that the Company may include from time to time. The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director and executive officer compensation, legal, audit and professional fees, corporate office rent and travel.

Non-GAAP financial measures should not be considered as alternatives to net and operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-Q Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-Q for the quarter ended March 31, 2017 filed with the Securities and Exchange Commission on May 12, 2017.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, no person should not place undue reliance on these forward-looking statements.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Wilhelmina, and its other subsidiaries, is an international full-service fashion model and talent management service, specializing in the representation and management of leading models, celebrities, artists, photographers, athletes, and content creators. Established in 1967 by fashion model Wilhelmina Cooper, Wilhelmina is one of the oldest and largest fashion model management companies in the world. Wilhelmina is publicly traded on Nasdaq under the symbol WHLM.  Wilhelmina is headquartered in New York and, since its founding, has grown to include operations in Los Angeles, Miami, London and Chicago. Wilhelmina also owns Aperture, a talent and commercial agency located in New York and Los Angeles. For more information, please visit www.wilhelmina.com and follow @WilhelminaModels.

CONTACT:
Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com